UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2005

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2005, Hersha Hospitality Trust, a Maryland real estate investment trust (“Hersha”), entered into an Agreement of Sale (the “Agreement”) to acquire the land, improvements and personal property related to three hotels in Pennsylvania and New Jersey from Charlene Schwartz; Langhorne Courtyard, Inc.; Mt. Laurel FFI, Inc. and Bethlehem FFI, Inc.(collectively, the “Sellers”) who are not affiliated with Hersha. The three hotels include the Fairfield Inn and Suites located at 350 Century Parkway in Mt. Laurel, New Jersey; the Fairfield Inn and Suites located at 2140 Motel Drive in Bethlehem, Pennsylvania and the Langhorne Courtyard located at 5 N. Cabot Boulevard in Langhorne, Pennsylvania (collectively, the “Hotels”). The purchase price for the Hotels will be approximately $40.5 million which is subject to a post closing adjustment on June 30, 2007, which shall not increase the aggregate purchase price by more than $3.0 million.

Hersha has deposited $100,000 in an escrow account, which will be credited to the purchase price payable at closing. The parties have agreed to a feasibility period through November 25, 2005, during which Hersha will have the right to inspect the Hotels and conduct due diligence generally and may elect to terminate the Agreement for any or no reason. If Hersha elects to terminate the Agreement during the feasibility period, the escrow amount of $100,000 will be returned to Hersha. If Hersha defaults in its performance of its obligations under the Agreement, Sellers shall be entitled to receive Hersha’s deposit as described above. If Sellers default in their performance of their obligations under the Agreement, Hersha shall be entitled to the return of its deposit as described above. The Agreement also contains customary representations, warranties and conditions to closing, including the condition that franchisor must approve the granting of a new franchise license to Hersha for each Hotel. Accordingly, there can be no assurance that Hersha will complete the acquisition of the Property on the terms outlined in the Agreement or at all.

The preceding description of the material terms of the Agreement is qualified in its entirety by reference to the terms of the actual Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1
Agreement of Sale, dated October 24, 2005, by and between Charlene Schwartz, a resident of Pennsylvania; Langhorne Courtyard, Inc., a Pennsylvania corporation; Mt. Laurel FFI, Inc., a New Jersey corporation; Bethlehem FFI, Inc., a Pennsylvania corporation and Hersha Hospitality Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: October 27, 2005	By:	/s/Michael R. Gillespie
Michael R. Gillespie
Chief Accounting Officer